UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2024

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SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1475 West 9000 South, Suite A

West Jordan, Utah 84088

(Address of Principal Executive Offices) (Zip Code)

(801) 566-6681

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steven R. Becker as a Director

On January 24, 2024, the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) appointed Steven R. Becker to serve on the Board as an independent Class I director, effective immediately, to serve until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until his successor is duly elected and qualified. The Board also appointed Mr. Becker to serve on the Nominating and Governance Committee of the Board.

Mr. Becker, 57, most recently served in various roles with Tuesday Morning Corp., including as Chief Executive Officer and a member of the board of directors from December 2015 until May 2021, as Chairman of the Board from July 2012 until September 2015, and as Executive Chairman and head of the Office of the Chairman from September 2015 until December 2015. Prior to becoming CEO of Tuesday Morning, Mr. Becker spent 20 years in the investment management industry with a focus on investing in middle market public companies. Mr. Becker has extensive public company board experience having previously served as a board member at a variety of public companies including, Hot Topic, Inc., an apparel retailer, Ruby Tuesday, a national restaurant company, Emcore, a semiconductor producer, PLATO Learning, Inc., an educational software company, Fuel Systems Solutions, a manufacturer of alternative energy systems, and Special Diversified Opportunities, a holding company that owns businesses in a variety of industries. Prior to becoming CEO of Tuesday Morning, Mr. Becker was the co-managing partner at Becker Drapkin Management, L.P., whose predecessor, Greenway Capital, he founded in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker received a Bachelor of Arts degree from Middlebury College and a Juris Doctor from the University of Florida. The Company believes that Mr. Becker’s decades of experience as an investor, board member and executive leader across a variety of industries, including as a chief executive officer and board member in the retail sector, makes him a valuable member of the Board.

In connection with his service as a director, Mr. Becker will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2023. Pursuant to the Non-Employee Directors’ Compensation Policy, the Board approved a pro-rated annual grant to be made to Mr. Becker on January 24, 2024 of restricted stock units with a fair market value equal to $36,709.

Mr. Becker also entered into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 8, 2019.

There is no arrangement or understanding between Mr. Becker and any other person pursuant to which Mr. Becker was appointed as a member of the Board, and Mr. Becker has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 26, 2024, the Company issued a press release announcing the appointment of Mr. Becker to the Board, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

On January 22, 2024, Jon Kogut filed a putative class action lawsuit against the Company and the members of its Board of Directors in the Delaware Court of Chancery (the “2024 Delaware Litigation”). The lawsuit asserts claims on behalf of a putative class comprised of all stockholders other than defendants and any current directors or officers of the Company and is captioned Kogut v. Bejar, et al., C.A. No. 2024-0055-MTZ (Del. Ch.). In his complaint, Mr. Kogut contends that certain provisions in the Company’s advance notice bylaws (the “Challenged Provisions”) are invalid and void and that the members of the Board have breached their fiduciary duty of loyalty by adopting and maintaining the Challenged Provisions. In addition to seeking declaratory, equitable, and injunctive relief, Mr. Kogut seeks an award of attorneys’ fees and other costs and expenses on behalf of the putative class.

While the 2024 Delaware Litigation is pending, the Board of Directors of the Company has determined that it will not enforce the Challenged Provisions for its upcoming 2024 annual meeting of stockholders (the “Annual Meeting”). Thus, in the event that any stockholder submits a proposal or director nominee for consideration by the Company’s stockholders at the Annual Meeting, the Company will refrain from enforcing the Challenged Provisions in the Company’s Third Amended and Restated Bylaws (the “Bylaws”) as follows:

•	Under Section 2.13(b)(4)(C) of the Bylaws, the Company will not require the stockholder giving notice pursuant to Section 2.13(b)(1) or 2.13(b)(2) of the Bylaws (the “Notifying Stockholder”) to disclose in such notice (a “Stockholder Notice”) agreements, arrangements or understandings with respect to nominations or proposals (and/or the voting of shares of any class or series of capital stock of the Company) between affiliates or associates of the Notifying Stockholder or of the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other person. A Notifying Stockholder will only be required to disclose in the Stockholder Notice agreements, arrangements or understandings with respect to nominations or proposals (and/or the voting of shares of any class or series of capital stock of the Company) between or among the Notifying Stockholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any other person.

•	The Company will not require the Notifying Stockholder to disclose in a Stockholder Notice the information required by Section 2.13(b)(4)(G) of the Bylaws, which requires disclosure, to the extent known by any Proponent (as defined in the Bylaws), of the name and address of any other stockholder supporting the Proponent’s proposal on the date of the Notifying Stockholder's notice.

•	Under Section 2.13(b)(4)(H) of the Bylaws, the Company will not require the Notifying Stockholder to disclose in a Stockholder Notice a description of all Derivative Transactions (as defined in the Bylaws) entered into by affiliates or associates of the Notifying Stockholder or of the beneficial owner, if any, on whose behalf the nomination or proposal is made during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic and voting terms of, such Derivative Transactions. Instead, a Notifying Stockholder will only be required to disclose in the Stockholder Notice a description of all Derivative Transactions entered into by the Notifying Stockholder or the beneficial owner, if any, on whose behalf the nomination or proposal is made during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic and voting terms of, such Derivative Transactions.

•	Under the last paragraph of Section 2.13(b)(1) of the Bylaws, the Company will not require a proposed nominee to furnish (x) such other information as the Company may reasonably require to determine the eligibility of a proposed nominee to serve as a director of the Company or (y) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, or independence, or lack thereof, of a proposed nominee. The Company will also not require under the last paragraph of Section 2.13(b)(1) of the Bylaws, as a condition to a valid director nomination under the Bylaws, any proposed nominee to submit to interviews with the Board or any committee thereof (it being understood that the Nominating and Governance Committee of the Board, consistent with its charter, does generally require all director candidates to participate in interviews and accordingly may request that stockholder identified candidates voluntarily submit to such interviews).

•	The Company will not require a nominee to be in compliance, if elected as a director, or agree to comply with Section 2.11 of the Company’s Corporate Governance Guidelines pursuant to Section 2.13(d) of the Bylaws, which requires, among other things, that a nominee be in compliance, if elected as a director, and agree to comply with all publicly disclosed policies and guidelines of the Company applicable to directors. Under Section 2.11 of the Company’s Corporate Governance Guidelines, a director who retires from his or her present employment or materially changes his or her job responsibility or business association or experiences other changed circumstances that could pose a conflict of interest or diminish his or her effectiveness as a Board member or ability to commit appropriate time and attention to his or her service on the Board must promptly submit a resignation to the Board. Section 2.11 further provides that the Nominating and Governance Committee will then consider the facts and circumstances relating to the resignation of such director and the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board as to whether to accept or reject the resignation.

For the avoidance of doubt, the Board reserves the right to waive compliance with any or all of the advance notice provisions of the Bylaws with respect to the Annual Meeting in its sole discretion. Except to the extent of the limited waiver set forth above or in any subsequent waiver approved by the Board, the requirements of the advance notice provisions of the Bylaws shall be in full force and effect for purposes of the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated January 26, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date: January 26, 2024	By:	/s/ Jeff White
Jeff White
Secretary and Chief Financial Officer